Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Contact:
Christine Needles
Global Corporate Communications
Christine.Needles@interface.com
+1 404-491-4660

Interface Names Bruce Hausmann as Chief Financial Officer

Seasoned Finance and Operations Professional to Join the Company on April 10th

ATLANTA – March 13, 2017 – Interface, Inc. (Nasdaq: TILE), the world's largest manufacturer of modular carpet, today announced the appointment of Bruce Hausmann as its new Vice President and Chief Financial Officer, effective April 10, 2017. Hausmann joins Interface from Aramark Corporation, where he served for the past eight years, most recently as Senior Vice President and Chief Financial Officer for Aramark's Uniform and Refreshment Services business units.

Hausmann brings to Interface nearly 25 years of corporate and operational finance experience, having worked with both public and private global companies across a variety of industries. At Aramark, Hausmann provided financial leadership and operational management to two profitable lines of business servicing over 300,000 customers, with annual revenues of more than $2 billion while leading a team of over 700 financial and operational employees. Prior to joining Aramark, he served for seven years at The Walt Disney Company, most recently as Vice President and Segment Controller for the Interactive Media Group, where he was integral in completing seven acquisitions (six of which were international), and oversaw day-to-day accounting, tax, and financial planning operations in 42 countries.

"Bruce's international and operational experience managing global teams with a personal and approachable touch makes him a perfect fit for Interface," said Jay Gould, Interface's Chief Executive Officer. "I am confident Bruce is the right person to lead Interface's global financial functions as we enter into our next growth phase, focused on building an industry-leading margin structure, optimizing our global manufacturing operations, and driving growth at twice the industry rate."

Hausmann will oversee Interface's global financial and tax functions from its Atlanta, Georgia headquarters, reporting directly to Gould. He joins Interface on the heels of the company's expansion into modular resilient flooring, with its debut Level Set™ luxury vinyl tile offering coming to market globally in 2017.

"It's an exciting time to join Interface, as the company embarks into a new era of product innovation and growth," said Hausmann. "Interface is widely regarded as a mission-oriented organization that values financial performance. Interface is rooted in entrepreneurship, innovation and stewardship, and I am eager to help lead the company as it continues to evolve to meet the needs of its customers and to deliver strong financial results for its shareholders, while staying true to its sustainability legacy."

About Interface
Interface, Inc. is the world's largest manufacturer of modular carpet, and recently expanded into modular resilient flooring with a new luxury vinyl tile line. Our hard and soft tiles are designed to work together in an integrated flooring system. We are committed to sustainability and minimizing our impact on the environment while enhancing shareholder value. Our new mission, Climate Take Back™, focuses on driving positive impacts in the world to create a climate fit for life. For additional information: interface.com and blog.interface.com. Follow Interface on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward‑looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading "Risk Factors" included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2017, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings," "We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do," "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely," "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations," "Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition," "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers," "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us," "We have a significant amount of indebtedness, which could have important negative consequences to us," "The market price of our common stock has been volatile and the value of your investment may decline," "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets," "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events," and "Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock."  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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